Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made on May 10, 2017, between LAKELAND INDUSTRIES, INC., a Delaware corporation (“Borrower”) and SUNTRUST BANK, a Georgia banking corporation (together with its successors or assigns, “Lender”).

Recitals:

Lender and Borrower are parties to a certain Loan Agreement dated of even date herewith (as at any time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Lender has made, or may from time to time hereafter make, loans and other financial accommodations available to Borrower. A condition to the provision of financing by Lender to Borrower under the Loan Agreement is Borrower’s execution of this Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, receipt whereof is hereby acknowledged, Lender and Borrower hereby agree as follows:

1.           Definitions; Rules of Construction. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement or, if not otherwise defined in the Loan Agreement, the UCC to the extent the same are used or defined therein. The word “including” shall mean “including, without limitation,” and the words “herein,” “hereof,” and “hereunder” shall have reference to this Agreement taken as a whole and not to any particular provision hereof.

2.           Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all personal property of Borrower, including all of Borrower’s right, title and interest in and to the following property, whether now owned or existing or hereafter created, acquired or arising and wheresoever located: all Accounts; all Goods (including all Inventory and Equipment (including Fixtures)); all Instruments; all Chattel Paper (including Electronic Chattel Paper); all Documents; all General Intangibles (including Payment Intangibles and Software); all Deposit Accounts; all Investment Property (including all Securities and Securities Accounts but excluding any Securities that constitute Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) unless otherwise expressly provided in a Security Document and, in the case of Securities of a Foreign Subsidiary, limited to 65% of such Securities); all Letter-of-Credit Rights; all Commercial Tort Claims (including Commercial Tort Claims, if any, listed in the Information Certificate); all monies now or at any time or times hereafter in the possession or under the control of Lender; all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of any of the foregoing, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and all of Borrower’s Books. Borrower represents that the foregoing security interest is a first priority security interest in Borrower’s Collateral and that there shall be no other Liens on the Collateral except in each case for the Permitted Liens and third party liens on Inventory that is not Eligible Inventory solely on account of a lien waiver/subordination not being received from the consignee/warehouseman in possession thereof.

Notwithstanding anything contained in this Agreement to the contrary, Lender shall not have a security interest in voting Equity Interests of any controlled foreign corporation (as that term is defined in the Internal Revenue Code (a “CFC”)), solely to the extent that (a) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such CFC, and (b) pledging or hypothecating more than 65% of the total outstanding voting Equity Interests of such CFC would result in material adverse tax consequences; provided, that, the foregoing exclusion shall in no way be construed to limit, impair, or otherwise affect any of Lender’s continuing security interests in and liens upon any rights or interests of Borrower in or to (i) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interest (including any Accounts or Equity Interests), or (ii) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interest).

3.           Setoff. All sums at any time standing to Borrower’s credit on Lender’s books and all of Borrower’s property at any time in Lender’s possession, or upon or in which Lender has a Lien shall be security for the Obligations. In addition to and not in limitation of the above, with respect to any deposits of property of Borrower in Lender’s possession or control, now or in the future, to the extent consistent with the terms of the Loan Agreement, Lender shall have the right to setoff all or any portion thereof, at any time, against any Obligations, even though unmatured, without prior notice or demand to Borrower.

4.           Location of Collateral. All tangible items of Collateral, other than Inventory in transit and Inventory located outside the United States for processing and fabrication, shall at all times be kept at one or more of the business locations of Borrower or other third party locations set forth in the Information Certificate and shall not be moved therefrom, without the prior written approval of Lender, not to be unreasonably withheld, except that, in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Borrower may (i) make sales or other dispositions of any Collateral to the extent not prohibited by the Loan Agreement and (ii) move Inventory or Equipment or any record relating to any Collateral to a location in the United States other than those shown on the Information Certificate so long as Borrower has given Lender at least 30 days prior written notice of such new location, provided that Borrower shall not maintain any Collateral having a value in excess of $50,000 at any location unless (i) Borrower is the owner of such location, (ii) Borrower has obtained a Lien Waiver from the owner and each other Person in possession or control of any Collateral at such location (or Lender has expressly waived the requirement for the delivery of a Lien Waiver with respect to such location), or (iii) the Collateral consists of Inventory placed with a warehouseman, bailee or processor and Lender has received from such warehouseman, bailee or processor an acceptable Lien Waiver/Access Agreement (or Lender has expressly waived the requirement for the delivery of a Lien Waiver/Access Agreement with respect to such location).

5.           Insurance. Borrower shall maintain and pay for insurance upon all Collateral covering such risks in such amounts on such conditions and with such insurance companies as are reasonably satisfactory to Lender. All proceeds payable under each such policy shall be payable to Lender for application to the Obligations. Borrower shall deliver a certificate of insurance (and, upon Lender’s request the originals or certified copies of such policies) to Lender with satisfactory lender’s loss payable endorsements reasonably satisfactory to Lender, naming Lender as loss payee, assignee or additional insured, as appropriate. Unless Lender has otherwise agreed, each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days (or ten (10) days in the case of non-payment of premium) prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. At any time that an Event of Default exists and is continuing, Lender alone shall be authorized to settle, adjust and compromise all insurance claims and Lender shall have all rights and remedies with respect to such policies of insurance as are provided in the Loan Documents.

6.           Expenses; Safeguarding Collateral. All reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any applicable law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrower. Lender shall not be responsible in any way for the safeguarding of any Collateral not in its possession or control and the same shall be at Borrower’s sole risk.

7.           Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account. Unless otherwise indicated in writing to Lender or excluded by Borrower in its calculation of the Borrowing Base in any Borrowing Base Certificate, with respect to each Eligible Account, the Borrower warrants that:

(a)          It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

(b)          It arises out of a bona fide sale and delivery of goods by Borrower in the Ordinary Course of Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto;

(c)          It is for a sum certain maturing as stated in the duplicate invoice covering such sale, a copy of which has been furnished or is available to Lender on request;

(d)          It is not, and, to the best of Borrower’s knowledge, will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except as arising in the Ordinary Course of Business and for disputes resulting in returned goods where the amount in controversy is immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

(e)          Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the Ordinary Course of Business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to Section 8 hereof or which are otherwise disclosed to Lender in writing;

(f)          To the best of the Borrower’s knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Account or reduce in any material respect the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto, except as otherwise disclosed to Lender in writing; and

(g)          To the best of the Borrower’s knowledge, except as otherwise disclosed to Lender in writing, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) is Solvent.

8.           Administration of Accounts.

(a)          Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall reasonably request in writing a sales and collections report for the preceding period, in form reasonably satisfactory to Lender. In addition, if Accounts in an aggregate face amount in excess of $75,000 cease to be Eligible Accounts in whole or in part, Borrower shall notify Lender of such occurrence promptly (and in any event within 15 days of each month end) after Borrower’s having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.

(b)          If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $50,000 are in dispute between Borrower and any Account Debtor, or if any returns are made in excess of $50,000 with respect to any Accounts owing from an Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in reasonable detail the reason for the dispute or return, all claims related thereto and the amount in controversy. At any time an Event of Default exists, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, and reasonable costs and expenses thereof, including reasonable attorneys’ fees, to Borrower.

(c)          If an Account of Borrower includes a charge for any Taxes payable to any governmental authority, and unless the payment of such Taxes is being Properly Contested, Lender is authorized, in its sole discretion, upon notice to Borrower and after Borrower’s failure or inability to pay such Tax, to pay such Tax (without duplication of other payments made with respect to any such Tax) to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by Borrower.

(d)          Whether or not a Default or an Event of Default exists, Lender shall have the right at any time, in the name of Lender, any designee of Lender or Borrower to verify the validity, amount or any other matter relating to any Accounts of Borrower by mail, telephone, telegraph or otherwise.

(e)          Borrower shall maintain a Dominion Account at Lender pursuant to arrangements acceptable to Lender (including, without limitation, lockbox arrangements and lockbox accounts). Borrower shall issue to Lender an irrevocable letter of instruction effective during the Term directing the remittance of all Payment Items or other remittances received by Lender or such other bank in the Dominion Account to Lender for application to the Obligations. All funds deposited in the Dominion Account shall be subject to Lender’s Lien. Borrower shall obtain the agreement (in favor of and in form and content satisfactory to Lender) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Lender assumes no responsibility to Borrower for such Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

(f)          Borrower shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to the Dominion Account (or other collection arrangements related to the Dominion Account), and deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, all cash, checks, drafts or other Payment Items relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to pursuant to such collection arrangements) into the Dominion Account. Borrower shall issue to each bank servicing such collection arrangements an irrevocable letter of instruction effective during the Term directing such bank to deposit all payments or other remittances received by it to the Dominion Account. All Payment Items received by Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by Borrower as trustee of an express trust for Lender’s benefit; Borrower shall promptly deposit same in kind in the Dominion Account.

(g)          If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrower and shall be made available to Borrower for withdrawal as long as no Default or Event of Default exists. Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Lender shall have the continuing, exclusive right to apply and reapply same against the Obligations, in the manner set forth herein.

(h)          Lender retains the right at all times after an Event of Default has occurred and is continuing to notify Account Debtors of Borrower that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge to Borrower the reasonable collection costs and expenses actually incurred by Lender, including reasonable attorneys’ fees.

(i)          Except as otherwise disclosed in the Loan Agreement, Borrower and its Subsidiaries shall not open any other deposit account unless Lender shall have consented thereto, such consent to not be unreasonably withheld, and the depository bank for such deposit account shall have entered into an Account Control Agreement reasonably acceptable to Lender. As of the Closing Date, all bank accounts of any nature of Borrower and its Subsidiaries are listed on Schedule 8 to the Information Certificate, which Schedule shall designate the depository accounts.

9.           Administration of Inventory.

(a)          Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish Lender inventory reports respecting such Inventory (including in-transit inventory) in form and detail satisfactory to Lender at such times as Lender may reasonably request, but in any event on or before the 15th day of such month. Borrower shall, at its own expense, conduct periodic physical and cycle counts consistent with Borrower’s historical practices and shall provide to Lender a report based on each such physical and cycle count promptly after completion thereof, together with such supporting information as Lender shall request. Lender may participate in and observe each physical or cycle count of inventory, which participation shall be at Borrowers' expense at any time that an Event of Default exists.

(b)          Borrower shall not acquire or accept any Inventory on consignment or approval having a market value of more than $25,000 in the aggregate without Lender's prior written consent, which may not be unreasonably withheld, and Borrower will use its commercially reasonable efforts to insure that all Inventory that is produced in the United States of America will be produced in material compliance with the Fair Labor Standards Act; shall produce, use, store and maintain all Inventory with reasonable care in accordance with applicable standards of its insurance policies and in material conformity with applicable law; and shall maintain current rent payments (within applicable grace periods provided for in leases) at all locations at which any Inventory is maintained or stored (other than consigned locations).

10.         Administration of Equipment.

(a)          Borrower shall keep accurate records itemizing and describing the material items and cost of Equipment and all dispositions made in accordance with Section 10(b) below (all of which records shall be available to Lender upon demand for inspection and copying at any reasonable time), and, on Lender’s request, shall furnish Lender with a current schedule containing such information. Promptly after Lender’s request, Borrower shall deliver to Lender evidence of ownership of the Equipment.

(b)          Borrower shall not sell, lease or otherwise dispose of or transfer any Equipment without the prior written consent of Lender, which may not be unreasonably withheld, other than in accordance with the terms of the Loan Agreement or (i) a disposition of Equipment that is no longer useful in Borrower’s business so long as the aggregate fair market value or book value (whichever is greater) of all such dispositions by Borrower during any one year during the Term does not exceed $300,000, no Default or Event of Default exists at the time of such disposition and all proceeds thereof are remitted to Lender for application to the Obligations, (ii) a replacement of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired within 30 days after any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens, and Borrower shall have given Lender at least 10 days prior written notice of such disposition, or (iii) a disposition of a Subsidiary or operation of Borrower with the consent of Lender, which may not be unreasonably withheld.

11.         Perfection of Liens; Further Assurances. Borrower shall execute all documents and take whatever actions are requested by Lender to perfect and continue the perfection of Lender’s Liens in Borrower’s Collateral. Promptly after Lender’s request therefor, Borrower shall execute or cause to be executed and delivered to Lender such instruments, assignments, title certificates or other documents as are necessary under the UCC or other applicable law (including any necessary motor vehicle certificates of title act) to perfect (or continue the perfection of) Lender’s Liens upon Borrower’s Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of the Loan Agreement and the other Loan Documents. Upon reasonable request of Lender, Borrower shall deliver to Lender any and all of the documents evidencing or constituting Borrower’s Collateral, and Borrower shall note Lender’s interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. Unless prohibited by applicable law and except as provided in, and consistent with, any Loan Document, Borrower hereby irrevocably authorizes Lender to execute (if necessary) and file in any jurisdiction any financing statement or amendment thereto on Borrower’s behalf, including UCC financing statements that indicate Borrower’s Collateral (i) as “all assets” or “all personal property” of Borrower or words to similar effect. Borrower hereby appoints Lender as Borrower’s irrevocable attorney in fact for the purpose of executing any documents necessary to perfect of continue the perfection of any Liens. Borrower shall reimburse Lender for all reasonable out-of-pocket expenses actually incurred for the perfection, termination, and continuing of the perfection of Lender’s Liens in the Collateral.

12.         Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an event of default under this Agreement: (a) any representation or other statement made by Borrower herein proves to have been false or misleading in any material respect when made; (b)  Borrower fails to perform or discharge in any material respect any of its covenants or obligations under this Agreement contained in Sections 5, 8(a), 8(b), 8(f) and 11 if the breach of any such covenant is not cured to Lender’s satisfaction within 5 Business Days of any Senior Officer’s receipt of written notice of such breach from Lender, provided that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant that is not capable of being cured at all; (c) Borrower fails to perform or discharge in any material respect any other covenant contained in this Agreement if the breach of such other covenant is not cured to Lender’s satisfaction within 30 days after any Senior Officer’s receipt of written notice of such breach from Lender, provided that such written notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant that is not capable of being cured at all; or (d) an Event of Default under (and as defined in) the Loan Agreement shall occur or exist.

13.         Rights and Remedies Upon Default.

(a)          Upon or after the occurrence of any event of default referenced in Section 12 above and during the continuance thereof, all of the Obligations shall, at the option of Lender and upon written notice to Borrower, become immediately due and payable, and Lender shall thereupon have and may exercise from time to time any and all rights and remedies afforded to a secured party under the UCC, together with every right and remedy available to Lender under any other applicable law. In addition to, and without limiting the generality of the foregoing, Lender shall have the right: (i) to enforce the remedies described in the Loan Agreement, (ii) to bid and be the purchaser at any sale of Collateral if permitted by law; (iii) to incur reasonable attorney’s fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other Lien which in the reasonable opinion of Lender or its counsel may in any manner or to any extent be a Lien upon any of the Collateral, all of which fees, payments and expenses shall become part of Lender’s expenses of retaking, holding, preparing for sale and the like, and shall be added to and become a part of the principal amount of the Obligations; and (iv) to apply the proceeds realized from any collection, sale, lease or other disposition of the Collateral first to the reasonable costs, expenses and attorney’s fees actually incurred by Lender for collection and for acquisition, protection, removal, storage, sale and delivery of the Collateral, second, to interest due upon the principal amount of the Obligations, and third, to the principal amount of the Obligations. If any deficiency shall arise, Borrower shall remain bound and liable to Lender therefor.

(b)          Lender shall not be liable or responsible to Borrower in any way for the safeguarding of any of the Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act or default of any carrier, warehouseman, forwarding agency, or other Person whomsoever, but the same shall be at all times at Borrower’s risk, except to the extent that any loss or damage to such Collateral shall have been caused by the gross negligence or willful misconduct of Lender. All rights, remedies, powers, and privileges of Lender hereunder are cumulative and not alternative, and may be exercised concurrently or seriatim, and, so long as not inconsistent herewith, are in addition to and not in lieu of any other rights of Lender at law, in equity, under statute or under any other agreement with Borrower.

14.         Indulgences Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to any estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise by a party of any right, remedy, power or privilege preclude any other or further exercise by a party of the same or of any other right, remedy, power, or privilege; nor shall any waiver by a party of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

15.         Notices. All notices, requests and demands to or upon a party hereto shall be in writing and sent in accordance with the Loan Agreement. Notice sent at least 10 Business Days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Collateral is to be made by Lender shall be deemed to be reasonable notice of such sale or other disposition, provided that notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

16.         Entire Agreement; Amendments; Counterparts. This Agreement, along with the Loan Agreement, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof; this Agreement may not be changed, altered, waived, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement in writing signed by the parties hereto; and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (including by facsimile or electronic mail) shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

17.         Section Headings; Severability. The section headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

18.         Successors and Assigns. The rights, remedies, powers, and privileges of the parties hereunder shall inure to the benefit of the respective successors and assigns of each such parties, and the duties and obligations of the parties hereunder shall bind the respective successors and assigns of each such parties; provided, that Borrower may not assign this Agreement or any rights or obligations hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void.

19.         Term of Agreement. This Agreement shall continue in full force and effect until the sooner to occur of (a) the date on which Lender and Borrower, in writing, mutually agree to terminate this Agreement or (b) the date on which all of the Obligations have been paid in full (other than indemnities and similar contingent Obligations not then due and payable) and the commitments under the Loan Agreement have been terminated in accordance with the terms thereof.

20.         Governing Law; Forum Selection. This Agreement shall be governed in all respect by, and construed in accordance with, the laws of the State of New York, including the UCC (except, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the laws of such other state shall govern as to such matters). Borrower hereby consents to the non-exclusive jurisdiction of any United States federal court sitting in or with direct or indirect jurisdiction over the Southern District of New York or any state or superior court sitting in New York County, New York, in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other Loan Documents; and Borrower irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. Lender reserves the right to bring proceedings against any Obligor in the courts of any other competent jurisdiction which has subject matter jurisdiction. Nothing in this Agreement shall be deemed or operate to affect the right of Lender to serve legal process in any other manner permitted by law or to preclude the enforcement by Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

21.         Waivers. To the fullest extent permitted by applicable law, Borrower waives notice of Lender’s acceptance of this Agreement and notice of any hearing in connection with, and the requirement to post bond as a condition to, the issuance of an immediate writ of possession with respect to any of the Collateral. Borrower and Lender each hereby waives the right to trial by jury in any action, suit, proceeding or counterclaim concerning this Agreement or any of the Obligations.

IN WITNESS WHEREOF, Borrower has caused this Agreement to be signed, sealed and delivered on the day and year first written above.

BORROWER:

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	CEO & President

[Signatures continued on following page]

Accepted by Lender in Atlanta, Georgia:

SUNTRUST BANK

By:	/s/ William M. Sykstus
Name:	William M. Sykstus
Title:	Director